EXHIBIT 99.1

Joint Press Release
Broadcom to Acquire NetLogic Microsystems, Inc., A Leader in Network
Communications Processors
Combination to Deliver Seamless End-to-End Network Infrastructure Platforms
Conference Call Webcasted on Broadcom and NetLogic Microsystems Websites
at 5:00 am PT / 8.00 am ET
www.broadcom.com/investors and investors.netlogicmicro.com
IRVINE and SANTA CLARA, CA — September 12, 2011 — Broadcom Corporation (Nasdaq: BRCM), a global innovation leader in semiconductor solutions for wired and wireless communications, and NetLogic Microsystems, Inc. (Nasdaq: NETL), a leader in high performance intelligent semiconductor solutions for next generation networks, today announced they have entered into a definitive merger agreement. Under the agreement, NetLogic Microsystems shareholders will receive $50 per share in a transaction of approximately $3.7 billion, net of cash assumed.
The acquisition meaningfully extends Broadcom’s infrastructure portfolio with a number of critical new product lines and technologies, including knowledge-based processors, multi-core embedded processors, and digital front-end processors, each of which offers industry-leading performance and capabilities. The combination enables Broadcom to deliver best-in-class, seamlessly-integrated network infrastructure platforms to its customers, reducing both their time-to-market and their development costs.
The transaction has been approved by the Broadcom and NetLogic Microsystems boards of directors and is subject to customary closing conditions, including the receipt of domestic and foreign regulatory clearances and the approval of NetLogic Microsystems’ stockholders. The transaction is expected to close in the first half of 2012. Broadcom currently expects the acquisition to be accretive to earnings per share by approximately $0.10 on a non-GAAP basis in 2012.

“This transaction delivers on all fronts for Broadcom’s shareholders — strategic fit, leading-edge technology and significant financial upside,” said Scott McGregor, Broadcom’s President and CEO. “With NetLogic Microsystems, Broadcom is acquiring a leading multi-core embedded processor solution, market leading knowledge-based processors, and unique digital front-end technology for wireless base stations that are key enablers for the next generation infrastructure build-out. Broadcom is now better positioned to meet growing customer demand for integrated, end-to-end communications and processing platforms for network infrastructure.”
Mr. McGregor added, “Today’s transaction is consistent with Broadcom’s strategic portfolio review process and with our focus on value creation through disciplined capital allocation while delivering best-in-class platforms for customers in the fastest growing segments of the communications industry.”
“This is a strong win for customers, for shareholders and for NetLogic Microsystems employees,” said Ron Jankov, NetLogic Microsystems President and CEO. “Our industry-leading product portfolio will benefit from access to Broadcom’s broad set of leading-edge technologies, tools, resources and eco-system, which will enable the combined company to offer a complete and integrated platform for our customers’ next generation designs. Our employees will benefit from the strong cultural alignment with Broadcom, and from joining forces with an equally aggressive and energetic organization with the same relentless focus on engineering excellence and innovation.”
Broadcom today also reiterated its business outlook for the third quarter of 2011. Broadcom expects revenue around the middle of the previously-guided range of $1.9 billion and $2.0 billion, GAAP product gross margins of flat to up slightly and GAAP research & development and selling, general and administrative expenses of flat to down $10 million in the third quarter of 2011. By the end of the third quarter, Broadcom also expects to have approximately $4.2 billion in cash and cash equivalents on hand, up from approximately $3.8 billion at the end of the second quarter.
Broadcom and NetLogic Microsystems will conduct a conference call with analysts and investors to discuss Broadcom’s proposed acquisition of NetLogic Microsystems today at 5:00am Pacific Time (8:00am Eastern Time). Both companies will broadcast the conference call via webcast over the Internet. To listen to the webcast, please visit the Investors section of either the Broadcom or NetLogic Microsystems websites at www.broadcom.com/investors and investors.netlogicmicro.com. The webcast will be recorded and available for replay, within 48 hours after the event, until 10:00 p.m. Pacific Time on October 12 2011.
About Broadcom
Broadcom Corporation (NASDAQ: BRCM), a FORTUNE 500® company, is a global leader and innovator in semiconductor solutions for wired and wireless communications. Broadcom® products seamlessly deliver voice, video, data and multimedia connectivity in the home, office and mobile environments. With the industry’s broadest portfolio of state-of-the-art system-on-a-chip and embedded software solutions, Broadcom is changing the world by Connecting everything®. For more information, go to www.broadcom.com.
About NetLogic Microsystems
NetLogic Microsystems (NASDAQ: NETL) is a worldwide leader in high-performance intelligent semiconductor solutions that are powering next-generation Internet networks. NetLogic Microsystems’s best-in-class products perform highly differentiated tasks of accelerating complex network traffic to significantly enhance the performance and functionality of advanced 3G/4G mobile wireless infrastructure, data center, enterprise, metro Ethernet, edge and core infrastructure networks. NetLogic Microsystems’s market-leading product portfolio includes high-performance multi-core processors, knowledge-based processors, content processors, network search engines, digital front end processors and high-speed 10/40/100 Gigabit Ethernet PHY solutions. These products are designed into high-performance systems such as switches, routers, wireless base stations, security appliances, networked storage appliances, service gateways and connected media devices offered by leading original equipment manufacturers (OEMs). NetLogic Microsystems is headquartered in Santa Clara, California, and has offices and design centers throughout North America, Asia and Europe. For more information about products offered by NetLogic Microsystems, call +1-408-454-3000 or visit the NetLogic Microsystems Web site at http:// www.netlogicmicro.com.
Cautions Regarding Forward-Looking Statements
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change.

Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the impact of the acquisition on Broadcom’s earnings per share, the expected date of closing of the transaction, the strategic fit of NetLogic Microsystems’s technology into Broadcom’s business, the potential benefits of the merger, guidance provided on future revenue, product gross margin, operating expenses and cash balances for the third quarter of 2011. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.
Important risk factors that may cause such a difference for Broadcom in connection with the acquisition of NetLogic Microsystems include, but are not limited to unexpected variations in market growth and demand for multi-core network processor and related technologies, matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory clearances and closing conditions relating to the transaction and closing conditions relating to the transaction, the risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development through volume production, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property or employment issues and charges resulting from purchase accounting adjustments or fair value measurements.
Broadcom’s Annual Report on Form 10-K for the year ended December 31, 2010, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of this date. We undertake no obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.
Additional Information about the Merger and Where to Find It
In connection with the proposed transaction, NetLogic Microsystems intends to file a definitive proxy statement and other relevant materials with the U.S. Securities and Exchange Commission (SEC). Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic Microsystems are urged to read the proxy statement and other relevant materials because these materials will contain important information about the proposed transaction. The proxy statement and other relevant materials, and any other documents to be filed by NetLogic Microsystems with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic Microsystems’ website at www.netlogicmicro.com or by contacting NetLogic Microsystems Investor Relations at: investors@netlogicmicro.com. Investors and security holders of NetLogic Microsystems are urged to read the proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they will contain important information about the merger and the parties to the merger.
NetLogic Microsystems and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic Microsystems’ stockholders in favor of the proposed transaction. A list of the names of NetLogic Microsystems’ executive officers and directors and a description of their respective interests in NetLogic Microsystems are set forth in NetLogic Microsystems’ annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic Microsystems’ 2011 Annual Meeting of Stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic Microsystems have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction will be described in the proxy statement relating to the merger when it becomes available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Shareholders.
Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. NetLogic Microsystems, the NetLogic Microsystems logo and Putting Intelligence in the Network are trademarks of NetLogic

Microsystems, Inc. Any other trademarks or trade names mentioned are the property of their respective owners.

Broadcom Contacts
Corporate Communication	Investor Relations
Karen Kahn	Chris Zegarelli
VP, Global Communication	Director, Investor Relations
949-926-3139	949-926-7567
kkahn@broadcom.com	czegarel@broadcom.com
NetLogic Microsystems Contact
Mike Tate
CFO
408-454-3008
mtate@netlogicmicro.com